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                                                                     Exhibit 5.2

                                April 20, 2000



Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285


Dear Sirs:

I am Assistant Secretary and Associate General Counsel of Eli Lilly and Company, an Indiana corporation (the "Company"). I refer to the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") on April 20, 2000, under the Securities Act of 1933, as amended (the "Securities Act"), relating to $2,000,000,000 (or the equivalent thereof in foreign currencies or currency units) aggregate principal amount of Debt Securities (hereinafter called the "Securities") of the Company. I also refer to the Indenture entered into between the Company and Citibank, N.A., as Trustee (the "Indenture"), which is incorporated by reference as Exhibit 4.1 to the Registration Statement.

I have examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates of officers of the Company and of public officials and such other documents as I have deemed appropriate as a basis for the opinions expressed below.

     Based upon the foregoing, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana.

     2. The Indenture has been duly and validly authorized, executed, and delivered by the Company.

     3. Upon the taking of appropriate further corporate action by the Company, the Company will have full corporate power and authority to issue the Securities and to perform its obligations under the Securities and the Indenture.
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April 20, 2000
Page 2


     I am a member of the bar of the State of Indiana and express no opinion as to the laws of any other jurisdiction.

     I hereby consent that Dewey Ballantine LLP may rely upon this opinion as if it were addressed to them.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to my name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters." In giving such consent, I do not thereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ James B. Lootens

                                       James B. Lootens
                                       Assistant Secretary and Associate
                                       General Counsel

JBL/me